Exhibit 2.4

FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

03/14/2023

Work Order Item Number:	W2023031400956 - 2767475
Filing Number:	20233024685
Filing Type:	Amended List
Filing Date/Time:	03/14/2023 11:48:39 AM
Filing Page(s):	7

Indexed Entity Information:

Entity ID: C2582-2002 **Entity Name:** GEMZ CORP NV.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
PREMIER LEGAL GROUP
1333 N BUFFALO DR STE 210, LAS VEGAS, NV 89128, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Annual or Amended List and State Business License Application ANNUAL AMENDED (check one) List of Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers: GEMZ CORP NV. NV20021219119 NAME OF ENTITY Entity or Nevada Business Identification Number (NVID) TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT IMPORTANT: Read instructions before completing and returning this form. Please indicate the entity type (check only one): Corporation This corporation is publicly traded, the Central Index Key number is: Nonprofit Corporation (see nonprofit sections below) Limited - Liability Company Limited Partnership Limited - Liability Partnership Limited - Liability Limited Partnership Business Trust Corporation Sole Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page. CHECK ONLY IF APPLICABLE Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. 001 - Governmental Entity 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below. Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002 For nonprofit entities formed under NRS Chapter 81: entities which are Unit - owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax - exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license. Unit - owners' Association Religious, charitable, fraternal or other organization that qualifies as a tax - exempt organization pursuant to 26 U.S.C. $501(c) For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box Does the Organization intend to solicit charitable or tax deductible contributions? No - no additional form is required Yes - the "Charitable Solicitation Registration Statement" is required. The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required **Failure to include the required statement form will result in rejection of the filing and could result in late fees.** page 1 of 2 Business Number C2582 - 2002 Filed in the Office of Secretary of State State Of Nevada Filing Number 20233024685 Filed On 03/14/2023 11:48:39 AM Number of Pages 7

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FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Annual or Amended List and State Business License Application - Continued Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers: CORPORATION, INDICATE THE PRESIDENT : Stephen Carnes USA Name Country 2180 Park Ave North unit 200 Winter Park FL 32789 Address City State Zip/Postal Code CORPORATION, INDICATE THE SECRETARY : Stephen Carnes USA Name Country 2180 Park Ave North unit 200 Winter Park FL 32789 Address City State Zip/Postal Code CORPORATION, INDICATE THE TREASURER : Stephen Carnes USA Name Country 2180 Park Ave North unit 200 Winter Park FL 32789 Address City State Zip/Postal Code CORPORATION, INDICATE THE DIRECTOR : Stephen Carnes USA Name Country 2180 Park Ave North unit 200 Winter Park FL 32789 Address City State Zip/Postal Code None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. X Stephen W. Carnes Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Subscriber, Member, Owner of Business, Partner or Authorized Signer FORM WILL BE RETURNED IF UNSIGNED Title Director Date 03/14/2023 page 2 of 2

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Business Number C2582 - 2002 Filed in the Office of Secretary of State State Of Nevada Filing Number 20233024685 Filed On 03/14/2023 11:48:39 AM Number of Pages 7

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rations Code and the Corporation’s y the unanimous written consent in GEMZ CORP. UNANIMOUS WRITTEN CONSENT OF BOARD OF DIRECTORS IN LIEU OF SPECIAL MEETING The undersigned, being all of the Directors (the “Directors”) of GEMZ CORP . a Nevada corporation (the “Corporation”), by unanimous written consent pursuant to the authority contained in the Nevada Corporations Code, in lieu of a special meeting of its Directors, hereby consent to the following resolutions and the actions described therein : ELECTION OF OFFICERS WHEREAS, the Directors have determined it is in the best interest of the Corporation to elect the following officers ; and WHEREAS, in accordance with the Nevada Corpo Bylaws, the Directors may elect officers of the corporation b lieu of a special meeting. NOW, THEREFORE, BE IT RESOLVED, that the following individuals are hereby appointed to the offices set forth opposite their respective names, to faithfully serve the Corporation until a successor of such officer has been duly elected and qualified or such officer’s earlier removal or resignation : Stephen Carnes Stephen Carnes Stephen Carnes President Treasurer Secretary FURTHER RESOLVED, that this Consent shall have the same force and effect as a majority vote cast at a meeting of the board of directors duly called, noticed, convened and held in accordance with the law, the Articles of Incorporation, and the Bylaws of the Corporation . GENERAL RESOLUTIONS RESOLVED, that any officer of the Corporation is hereby authorized and directed to take or cause to be taken all such further actions, to cause to be executed and delivered all such further agreements, documents, amendments, requests, reports, certificates, and other instruments, in the name and on behalf of the Corporation, and to take all such further action, as such officer executing the same in his or her discretion may consider necessary or appropriate, in order to carry out the intent and purposes of the foregoing resolutions ; FURTHER RESOLVED, that this Consent shall have the same force and effect as a majority vote cast at a special meeting of the Directors, duly called, noticed, convened and held in accordance with the law, the Articles of Incorporation, and the Bylaws of the Corporation . Business Number C2582 - 2002 Filed in the Office of Secretary of State State Of Nevada Filing Number 20233024685 Filed On 03/14/2023 11:48:39 AM Number of Pages 7

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Dated Effective: 02/27/2023 BOARD OF DIRECTORS: Kareem Mansour Director Name Director Signature

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rations Code and the Corporation’s irectors of the corporation by the GEMZ CORP. UNANIMOUS WRITTEN CONSENT OF BOARD OF DIRECTORS IN LIEU OF SPECIAL MEETING The undersigned, being all of the Directors (the “Directors”) of GEMZ CORP . a Nevada corporation (the “Corporation”), by unanimous written consent pursuant to the authority contained in the Nevada Corporations Code, in lieu of a special meeting of its Directors, hereby consent to the following resolutions and the actions described therein : APPOINTMENT OF DIRECTOR WHEREAS, the Directors have determined it is in the best interest of the Corporation to appoint the following director(s) ; and WHEREAS, in accordance with the Nevada Corpo Bylaws, the Board of Directors may appoint officers and d unanimous written consent in lieu of a special meeting. NOW, THEREFORE, BE IT RESOLVED, that the following individuals are hereby appointed to the offices set forth opposite their respective names, to faithfully serve the Corporation until a successor of such director has been duly elected and qualified or such director’s earlier removal or resignation : Stephen Carnes FURTHER RESOLVED, that this Consent shall have the same force and effect as a majority vote cast at a meeting of the board of directors duly called, noticed, convened and held in accordance with the law, the Articles of Incorporation, and the Bylaws of the Corporation . GENERAL RESOLUTIONS RESOLVED, that any officer and director of the Corporation is hereby authorized and directed to take or cause to be taken all such further actions, to cause to be executed and delivered all such further agreements, documents, amendments, requests, reports, certificates, and other instruments, in the name and on behalf of the Corporation, and to take all such further action, as such officer executing the same in his or her discretion may consider necessary or appropriate, in order to carry out the intent and purposes of the foregoing resolutions ; FURTHER RESOLVED, that this Consent shall have the same force and effect as a majority vote cast at a special meeting of the Directors, duly called, noticed, convened and held in accordance with the law, the Articles of Incorporation, and the Bylaws of the Corporation . Business Number C2582 - 2002 Filed in the Office of Secretary of State State Of Nevada Filing Number 20233024685 Filed On 03/14/2023 11:48:39 AM Number of Pages 7

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Dated Effective: 02/27/2023 BOARD OF DIRECTORS: Kareem Mansour Director Name Director Signature

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